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SCHEDULE 14A

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MAC-GRAY CORPORATION
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FOR IMMEDIATE RELEASE

Contacts:

Michael J. Shea	Jim Buckley
Chief Financial Officer	Executive Vice President
Mac-Gray Corporation	Sharon Merrill Associates, Inc.
781-487-7610	617-542-5300
Email: mshea@macgray.com	Email: jbuckley@investorrelations.com

Mac-Gray Corporation Announces Preliminary
Unaudited First-Quarter Financial Data

Revenue Growth of 19% Drives $10.2 Million Debt Repayment;
Company to Report First-Quarter 2009 Financial Results on May 5th

WALTHAM, MA, April 15, 2009 — Mac-Gray Corporation (NYSE: TUC), the nation’s premier provider of laundry facilities management services to multi-unit housing locations, today announced preliminary unaudited financial data for the first quarter ended March 31, 2009.

Based on preliminary unaudited financial data, Mac-Gray anticipates reporting for the first quarter of 2009:

•                  Revenues of approximately $93 million.

•                  For its facilities management division, revenues of $81 million.

•                  Within its Product Sales division, revenues of $11.5 million.

•                  Capital expenditures of approximately $8.2 million.

•                  Funded debt reduction of approximately $10.2 million.

Comments on the First Quarter

“Our first-quarter performance reflects the resiliency of our business model, which continues to generate a strong and predictable cash flow,” said Stewart G. MacDonald, Mac-Gray’s chairman and chief executive officer.  “Our core laundry facilities business had an outstanding first quarter, despite the increasingly challenging multi-housing environment, where higher local unemployment rates translate into increased vacancy rates, which in turn negatively affect our equipment usage and revenue.  We continue to benefit from the size, scale and geographic diversity provided by the acquisitions that have more than doubled the size of our core business over the past five years and have helped mitigate the impact of the ongoing recession.  Additionally, our Product Sales division produced surprisingly strong revenue growth of 8.5%, with laundry equipment sales up 8% and MicroFridge® sales up 10%.  In total, cash flow generated in the quarter enabled us to reduce our funded debt by $10.2 million.

“Debt reduction has been our key focus for the past year.  Including the first-quarter reduction, we have lowered our funded debt by nearly $40 million during the past 12 months.  This is the direct result of our disciplined approach to capital expenditures, our ability to gain operational efficiencies in markets where we have gained density through our acquisition activity, and the high rate of return on investment we demand for both new and renewed contracts.”

Company to Host First-Quarter 2009 Conference Call on May 5th

Mac-Gray plans to announce its financial results for the three months ended March 31, 2009 before the opening of the market on Tuesday, May 5th and host a conference call that day at 10:00 a.m. ET.

Those who wish to listen to the conference call webcast should visit the “Investor Relations” section of the Company’s website at www.macgray.com.  The live call also can be accessed by dialing (877) 407-8037 or (201) 689-8037.  If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

About Mac-Gray Corporation

Founded in 1927, Mac-Gray derives its revenue principally through the contracting of debit-card- and coin-operated laundry facilities in multi-unit housing facilities such as apartment buildings, college and university residence halls, condominiums and public housing complexes. Mac-Gray manages approximately 80,000 laundry rooms located in 43 states and the District of Columbia.

Mac-Gray also sells, services and leases commercial laundry equipment to commercial laundromats and institutions through its product sales division. This division also includes Mac-Gray’s MicroFridge® business, where Mac-Gray sells its proprietary MicroFridge® line of products, which are combination refrigerators/freezers/microwave ovens utilizing innovative Safe Plug circuitry. MicroFridge® and Maytag products bear the ENERGY STAR® designation. To learn more about Mac-Gray, visit the Company’s website at www.macgray.com.

LaundryView®, MicroFridge® and Intelligent Laundry® Systems are registered trademarks of Mac-Gray Corporation.  All other product names, service marks and trademarks mentioned herein are trademarks of their respective owners.

Safe Harbor Statement

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s preliminary financial data for the first quarter ended March 31, 2009.  The Company intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements.  Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, general economic conditions, changes in multi-housing vacancy rates, the Company’s ability to renew long-term customer contracts, and those risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 under “Risk Factors” and in other reports subsequently filed with the Securities and Exchange Commission.

Important Information

In connection with the solicitation of proxies, on April 3, 2009, Mac-Gray Corporation filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the Company’s 2009 Annual Meeting. MAC-GRAY’S STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE DEFINITIVE PROXY MATERIALS AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED BY MAC-GRAY WITH THE SEC BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION. The Company’s proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s web site at www.sec.gov. The Company’s definitive proxy materials are also available for free from Mac-Gray Corporation at http://www.macgray.com/proxy, by writing to Mac-Gray Corporation, 404 Wyman Street, Suite 400, Waltham, MA 02451, Attention: Secretary, Linda A. Serafini, or by contacting MacKenzie Partners, Inc., by toll-free telephone at 800-322-2885 or by e-mail at proxy@mackenziepartners.com. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Mac-Gray Corporation and its directors, nominees and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Mac-Gray in connection with the Company’s 2009 Annual Meeting of Stockholders.  Information concerning the interests of participants in the solicitation of proxies is included in the definitive proxy statement filed by Mac-Gray with the SEC on April 3, 2009 in connection with its 2009 Annual Meeting of Stockholders.